UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2018

Commission File Number 1-13610

CIM COMMERCIAL TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	75-6446078
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17950 Preston Road, Suite 600 Dallas, TX 75252	(972) 349-3200
(Address of principal executive offices)	(Registrant’s telephone number)

Former name, former address and former fiscal year, if changed since last report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07                 Submission of Matters of a Vote of Security Holders

On December 17, 2018, CIM Commercial Trust Corporation (the “Company”) obtained the approval, by way of written consent in lieu of a meeting, of the Company’s principal stockholder (the “Approving Stockholder”) for the sale of any or all of the properties of the Company listed in the immediately following sentence so long as the aggregate net proceeds from the sale(s) (excluding any property-level cash or restricted cash but after giving effect to any adjustments to the sale price of each property as any authorized officer of the Company determines customary or appropriate in these circumstances, including the settlement of any related property-level assets and liabilities, repayment, assumption, or defeasance of any related mortgage and the costs associated with such repayment, assumption or defeasance, and the costs and expenses incurred in connection with the sale(s)) are not less than 90% of the aggregate net asset value of the properties (determined as of September 30, 2018 on a fair value basis) that are sold (such sales, collectively, the “Asset Sale”). The properties included in the Asset Sale are 260 Townsend Street, 1333 Broadway, 1901 Harrison Street, 1 Kaiser Plaza, 2100 Franklin Street, 2101 Webster Street, 2353 Webster Street, 830 1st Street and 999 N Capitol Street.

As of the December 13, 2018 record date, the Approving Stockholder owned 41,627,739 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), representing 95.05% of the Company’s then total issued and outstanding shares of Common Stock.  Accordingly, the Company has obtained all necessary stockholder approvals in connection with the Asset Sale and no proxies or further written consents will be solicited from stockholders in connection with the Asset Sale.  There can be no assurance that the Asset Sale will be consummated in whole or in part.

Item 8.01                   Other Events.

The board of directors of the Company (the “Board of Directors”) announced today that the Initial Dividend (as defined below) for the year 2019 is $21,897,536  (which, based on the number of shares of Common Stock outstanding as of December 19, 2018, would result in a dividend in the amount of $0.500 per share of Common Stock).

The “Initial Dividend” has the meaning set forth in the Articles Supplementary defining the terms of the Series L Preferred Stock of the Company, $0.001 par value per share, appearing as Exhibit 4.1 to the Form S-11 Registration Statement (333-218019) filed by the Company with the Securities and Exchange Commission on November 15, 2017.

Notwithstanding the announcement of the Initial Dividend, other than as previously declared, no dividend on the Common Stock has been or will be declared or paid by the Company without further authorization by the Board of Directors or a duly authorized committee thereof. As a result, there can be no assurance of the amount of any future dividend on the Common Stock, whether on an aggregate or per share basis, or of the timing of any future dividend on the Common Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2018

CIM COMMERCIAL TRUST CORPORATION

	By:	/s/ David Thompson
David Thompson, Chief Financial Officer

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